UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2016

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

(617) 551-4000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2016, the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”), approved the amendment and restatement of the Company’s 2011 Equity Incentive Plan (the “2011 Plan” and, as amended and restated, the “Amended and Restated 2011 Plan”), subject to and effective upon stockholder approval. The Amended and Restated 2011 Plan (a) increases the number of shares of the Company’s common stock available for issuance under the 2011 Plan by 3,700,000 shares, (b) amends the definition of “change of control” under the Amended and Restated 2011 Plan to remove or prospectively modify portions of the definition that are commonly considered by stockholder advisory services to constitute a “liberal” change of control definition, (c) provides that future awards granted under the Amended and Restated 2011 Plan be subject to a minimum one year vesting requirement, subject to certain limitations and exceptions, (d) clarifies that shares of stock tendered or withheld in satisfaction of tax withholding obligations or payment of an award’s exercise price, or shares the Company purchases on the open market with cash proceeds from the exercise of options, are not available again for issuance under the Amended and Restated 2011 Plan; and (e) provides that the maximum number of shares of common stock that may be subject to awards granted to a non-employee director of the Company for services as a non-employee director during any calendar year is 75,000 shares, subject to exception in extraordinary circumstances.

A more extensive discussion of the Amended and Restated 2011 Plan is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2016 (the “Proxy Statement”) under the heading “Proposal 4: Approval of Amendment and Restatement of 2011 Equity Incentive Plan,” which description is incorporated by reference herein. As shown below in Item 5.07 of this Current Report on Form 8-K, stockholder approval of the Amended and Restated 2011 Plan was obtained at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) held on May 24, 2016. In approving the Amended and Restated 2011 Plan, the Company’s stockholders also approved the material terms of performance goals that may apply to awards granted under the Amended and Restated 2011 Plan intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

In addition, on April 5, 2016, the Board approved the Company’s 2016 Employee Stock Purchase Plan (the “ESPP”), subject to and effective upon stockholder approval.  Under the ESPP, 429,842 shares of Common Stock were initially authorized for issuance. The number of shares of Common Stock initially authorized for issuance under the ESPP will increase on January 1 of each year during the term of the ESPP, beginning on January 1, 2017 and ending on and including January 1, 2026, by an amount equal to the lesser of (a) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares of Common Stock as is determined by the Board.

A more extensive discussion of the ESPP is contained in the Proxy Statement under the heading “Proposal 5: Approval of Employee Stock Purchase Plan,” which description is incorporated by reference herein. As shown below in Item 5.07 of this Current Report on Form 8-K, stockholder approval of the ESPP was obtained at the Annual Meeting.

The foregoing descriptions of the Amended and Restated 2011 Plan and the ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated 2011 Plan and the ESPP, respectively. A copy of the Amended and Restated 2011 Plan is attached hereto as Exhibit 10.1 and a copy of the ESPP is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2016, the Company held its Annual Meeting.  A total of 34,913,250 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 81.2 percent of the Company’s outstanding common stock as of the March 29, 2016 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Proxy Statement.

Item 1 — Election of four Class II directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Alan H. Auerbach	18,300,804	13,242,852	3,369,594
Catherine J. Friedman	30,260,275	1,283,381	3,369,594
Ansbert K. Gadicke	18,391,527	13,152,129	3,369,594
Jean-Pierre Garnier	31,507,163	36,493	3,369,594

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
34,775,298	126,700	11,252	0

Item 3 — Approval, on an advisory basis, of the compensation of our named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
30,620,602	910,884	12,170	3,369,594

Item 4 — Approval of our Amended and Restated 2011 Equity Incentive Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
23,560,520	7,975,419	7,717	3,369,594

Item 5 — Approval of our 2016 Employee Stock Purchase Plan.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
29,945,191	1,549,907	48,558	3,369,594

Based on the foregoing votes, Alan H. Auerbach, Catherine J. Friedman, Ansbert Gadicke, and Jean-Pierre Garnier were elected as Class II directors and Items 2, 3, 4 and 5 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated).
10.2	Radius Health, Inc. 2016 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: May 27, 2016	By:	/s/ B. Nicholas Harvey

Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Radius Health, Inc. 2011 Equity Incentive Plan (as amended and restated).
10.2	Radius Health, Inc. 2016 Employee Stock Purchase Plan